As filed with the U.S. Securities and Exchange Commission on May 22, 2026

Registration No. 333-295925

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE LGL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	3679	38-1799862
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason D. Lamb

Chief Executive Officer

The LGL Group, Inc.

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

(212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The LGL Group, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-295925) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 5.1. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

2.	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession.
2.1	Amended and Restated Separation and Distribution Agreement by and between The LGL Group, Inc. and M-tron Industries, Inc.	8-K	001-00106	10.1	August 24, 2022

3.	Articles of Incorporation and Bylaws.
3.1	Certificate of Incorporation of The LGL Group, Inc.	8-K	001-00106	3.1	August 31, 2007
3.2	The LGL Group, Inc. By-Laws.	8-K	001-00106	3.2	August 31, 2007
3.3	The LGL Group, Inc. Amendment No. 1 to By-Laws.	8-K	001-00106	3.1	June 17, 2014
3.4	The LGL Group, Inc. Amendment No. 2 to By-Laws.	8-K	001-00106	3.1	February 21, 2020
3.5	The LGL Group, Inc. Amendment No. 3 to By-Laws.	8-K	001-00106	3.1	February 26, 2020
3.6	The LGL Group, Inc. Certificate of Amendment of Certificate of Incorporation.	8-K	001-00106	3.1	January 4, 2022

4.	Instruments Defining the Rights of Security Holders.
4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K	001-00106	4.4	March 28, 2022
4.2 *	Form of Specimen Certificate for Subscription Rights.	S-1	333-295925	4.2	May 14, 2026
4.3 ¥ *	Form of Subscription Agent Agreement between The LGL Group, Inc. and Computershare Trust Company, N.A. and Computershare Inc.	S-1	333-295925	4.3	May 14, 2026

5.1	Opinion of Olshan Frome Wolosky LLP.					X

10.	Material Contracts.
10.1 +	The LGL Group, Inc. 2021 Incentive Plan.	DEF 14A	001-00106	Annex A	December 6, 2021
10.1a +	Form of Stock Option Agreement under The LGL Group, Inc. 2021 Incentive Plan.	10-K	001-00106	10.1a	April 1, 2024
10.1b +	Form of Restricted Stock Agreement under The LGL Group, Inc. 2021 Incentive Plan.	10-K	001-00106	10.1b	April 1, 2024
10.2 +	Form of Indemnification Agreement by and between The LGL Group, Inc. and its executive officers and directors.	10-K	001-00106	10.9	March 24, 2011
10.3	Amended and Restated Transitional Administrative and Management Services Agreement, dated as of August 19, 2022, by and between The LGL Group, Inc. and M-tron Industries, Inc.	8-K	001-00106	10.2	August 24, 2022
10.4	Amended and Restated Tax Indemnity and Sharing Agreement, dated as of August 19, 2022, by and between The LGL Group, Inc. and M-tron Industries, Inc.	8-K	001-00106	10.3	August 24, 2022

21.1	Subsidiaries of The LGL Group, Inc.	10-K	001-00106	21.1	March 31, 2025

23.1 *	Consent of Independent Registered Public Accounting Firm – PKF O'Connor Davies, LLP.	S-1	333-295925	23.1	May 14, 2026
23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).					X

24.1 *	Power of Attorney (set forth on signature page of the Registration Statement).	S-1	333-295925	24.1	May 14, 2026

99.1 *	Form of Instructions for Use of the Subscription Rights Certificate.	S-1	333-295925	99.1	May 14, 2026
99.2 *	Form of Notice of Guaranteed Delivery.	S-1	333-295925	99.2	May 14, 2026
99.3 *	Form of Notice to Stockholders Who Are Acting As Nominees.	S-1	333-295925	99.3	May 14, 2026

107 *	Filing Fee Table.	S-1	333-295925	107	May 14, 2026
*	Previously filed.
+	Indicates management or compensatory plan.
¥

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on May 22, 2026.

THE LGL GROUP, INC.

By:	/s/ Jason D. Lamb
Jason D. Lamb
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Jason D. Lamb	Chief Executive Officer	May 22, 2026
JASON D. LAMB	(Principal Executive Officer)

/s/ Patrick Huvane *	Executive Vice President - Business Development	May 22, 2026
PATRICK HUVANE	(Principal Financial Officer)

/s/ Linda M. Biles *	Vice President and Controller	May 22, 2026
LINDA M. BILES	(Principal Accounting Officer)

/s/ Marc Gabelli *	Executive Chairman of the Board	May 22, 2026
MARC GABELLI

/s/ Kaan Aslansan *	Director	May 22, 2026
KAAN ASLANSAN

/s/ Darlene DeRemer *	Director	May 22, 2026
DARLENE DEREMER

/s/ Herve Francois *	Director	May 22, 2026
HERVE FRANCOIS

/s/ Manjit Kalha *	Director	May 22, 2026
MANJIT KALHA

/s/ Colin J. Kilrain *	Director	May 22, 2026
COLIN J. KILRAIN

* By:	/s/ Jason D. Lamb
	Name:	Jason D. Lamb
	Title:	Attorney-in Fact

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